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                                                                   Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Safelite Glass Corp. on Form S-4 of our report dated February 12, 1997, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Summary Historical and Proforma Financial Information", "Selected Consolidated Financial Data" and "Experts" in such Prospectus.





DELOITTE & TOUCHE LLP


Dayton, Ohio
February 18, 1997